SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 21, 2005


                                   INYX, INC.
             (Exact name of registrant as specified in its charter)

Nevada                              333-83152                  75-2870720
------                              ---------                  ----------
(State or other jurisdiction       (Commission              (I.R.S. Employer
   of incorporation)               File Number)            Identification No.)

                825 Third Avenue, 40th Floor, New York, NY 10022
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement

      On April 21, 2005, Registrant received final approval and delivery of a contract (originally signed on March 18, 2005) with Generics (UK) Ltd., a Unit of Merck Generics Group, to produce non-ozone-depleting HFA Salbutamol Asthma inhaler. The contract is for an initial term of four years, with automatic renewal provisions, and is expected to produce initial annual revenues to Registrant of approximately $7.5 million.

Item 7.01 Regulation FD Disclosure

      On April 21, 2005, Registrant issued a press release disclosing the Generics (UK), Ltd. contract. Such press release is contained in Exhibit 99.1 hereto, which is being furnished, and shall not be deemed to be "filed", with the SEC. Such exhibit shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01. Financial Exhibits, Pro Forma Financial Information and Exhibits.

*10.37.1 Manufacturing and Supply Agreement with Generics (UK), Ltd., dated April 21, 2005.

99.1       Press Release disclosing that Inyx has been selected by Generics
           (UK), Ltd., a Unit of Merck Generics to produce non-ozone-depleting HFA Salbutamol Asthma inhaler.

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* - Confidentiality has been requested with respect to certain portions of this
Agreement.


                                   SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INYX, INC.



                                            By:  /s/ Jack Kachkar
                                                 -------------------------------
                                                 Jack Kachkar, Chairman and CEO

Dated: April 25, 2005


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                                INDEX TO EXHIBITS

*10.37.1 Manufacturing and Supply Agreement with Generics (UK), Ltd., dated April 21, 2005.

99.1       Press Release disclosing that Inyx has been selected by Generics
           (UK), Ltd., a Unit of Merck Generics to produce non-ozone-depleting HFA Salbutamol Asthma inhaler.

-------------------
* - Confidentiality has been requested with respect to certain portions of this Agreement.


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